UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 1, 2006

First Hartford Corporation
(Exact name of registrant as specified in its charter)

Maine	0-8862	01-00185800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
149 Colonial Road, Manchester, Connecticut	06040
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (860) 646-6555

_________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Financial Obligation Matter

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet arrangement of a Registrant.

On December 1, 2006, the company filed a Form 8 concerning the acquisition of an interest in a 204 unit apartment complex in Rockland, MA.  The filing was not clear as to the ownership or risk and reward of the General Partner interest.

The Limited Partnership (Rockland Place Apartment, LLC) is owned by two General Partners, each owning .0005% and Limited Partners .999%.  One of the General Partners is Rockland Place Apartments, LLC which is owned by Connolly and Partners, LLC, a 75% owned subsidiary of the company.

On the December 1, 2006 8-K, it reported a development fee up to $1,600,000 would be collected by the General Partner.  That is not correct.

An entity, Rockland Place Developers, LLC which is 50% owned by Connolly and Partners, LLC, will collect the development fee.  This fee could be negatively impacted by a number of items such as cost overruns, failure to complete, failure to deliver tax credits, etc..  The company is undertaking the rehabilitation contract as well as management of the property and has certain cost, completion and delivery guarantees.